Exhibit 5.1
BROADGATE WEST | 9 APPOLD STREET
LONDON EC2A 2AP
WWW.SHEARMAN.COM | T +44.20.7655.5000 | F +44.20.7655.5500
April 20, 2010
The Board of Directors
AngloGold Ashanti Limited
76 Jeppe Street
Newtown, 2001
(PO Box 62117, Marshalltown, 2107)
South Africa
The Board of Directors
AngloGold Ashanti Holdings plc
1st Floor, Atlantic House
4-8 Circular Road
Douglas
Isle of Man IM1 1AG
The Board of Directors
AngloGold Ashanti Holdings Finance plc
1st Floor, Atlantic House
4-8 Circular Road
Douglas
Isle of Man IM1 1AG
Ladies and Gentlemen:
     We have acted as United States counsel for AngloGold Ashanti Limited, a public company incorporated and registered under the laws of the Republic of South Africa with registration number 1944/017354/06 (the “Company”), AngloGold Ashanti Holdings plc, a limited company incorporated under the laws of the Isle of Man (“Holdings”) and AngloGold Ashanti Holdings Finance plc, a limited company incorporated under the laws of the Isle of Man (“Holdings Finance” and, collectively with the Company and Holdings, the “Issuers”), in connection with the registration statement on Form F-3, as amended (the “Registration Statement”), filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offering from time to time, as set forth in the prospectus (the “Prospectus”) contained in the Registration Statement and as to be set forth in one or more supplements to the Prospectus (each such supplement, a “Prospectus Supplement”) of (A) Holdings’ debt securities (the “Holdings Debt Securities”), (B) Holdings Finance’s debt securities (the “Holdings Finance Debt Securities”) and (C) the Company’s (i) ordinary shares, par value ZAR 0.25 per share (the “Ordinary Shares”), to be issued by the Company in the form of ordinary shares or American
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WE OPERATE IN THE UK AS SHEARMAN & STERLING (LONDON) LLP, A LIMITED LIABILITY PARTNERSHIP ORGANISED IN THE UNITED STATES UNDER THE LAWS OF THE STATE OF DELAWARE, WHICH LAWS LIMIT THE PERSONAL LIABILITY OF PARTNERS. SHEARMAN & STERLING (LONDON) LLP IS REGULATED BY THE SOLICITORS REGULATION AUTHORITY. A LIST OF ALL PARTNERS’ NAMES, WHICH INCLUDES SOLICITORS AND REGISTERED FOREIGN LAWYERS, IS OPEN FOR INSPECTION AT THE ABOVE ADDRESS. EACH PARTNER OF SHEARMAN & STERLING (LONDON) LLP IS ALSO A PARTNER OF SHEARMAN & STERLING LLP WHICH HAS OFFICES IN THE OTHER CITIES NOTED ABOVE.

Depositary Shares, (ii) debt securities (the “Company Debt Securities” and, collectively with the Holdings Debt Securities and the Holdings Finance Debt Securities, the “Debt Securities”), (iii) rights to purchase Ordinary Shares, (iv) warrants to purchase Ordinary Shares and (v) guarantees of Holdings Debt Securities (the “Holdings Debt Securities Guarantees”) and (vi) guarantees of Holdings Finance Debt Securities (the “Holdings Finance Debt Securities Guarantees”).
          In that connection, we have reviewed originals or copies of the following documents:
(a)	The Registration Statement.

(b)	The Prospectus.

(c)	The form of the indenture between the Company, as issuer, and The Bank of New York Mellon (the “Company Debt Securities Indenture”), filed as an exhibit to the Registration Statement.

(d)	The form of indenture among Holdings, as issuer, the Company, as guarantor, and The Bank of New York Mellon (the “Holdings Debt Securities Indenture”), filed as an exhibit to the Registration Statement.

(e)	The form of indenture among Holdings Finance, as issuer, the Company, as guarantor, and The Bank of New York Mellon (the “Holdings Finance Debt Securities Indenture” and, collectively with the Company Debt Securities Indenture and the Holdings Debt Securities Indenture, the “Indentures”), filed as an exhibit to the Registration Statement.

(f)	Originals or copies of such other corporate records of the Issuers, certificates of public officials and of officers of the Issuers and agreements and other documents as we have deemed necessary as a basis for the opinion expressed below.
          In our review, we have assumed:
     (a) The genuineness of all signatures.
     (b) The authenticity of the originals of any documents submitted to us.
     (c) The conformity to authentic originals of any documents submitted to us as copies.
     (d) As to matters of fact, the truthfulness of the representations made in certificates of public officials and officers of the Issuers.
     (e) That the Indentures will be the legal, valid and binding obligation of each party thereto, other than the Issuers, enforceable against each such party in accordance with its terms and that the Indentures will be governed by and construed in accordance with the law of the State of New York.

(f)	That:
(i) Each of the Issuers is an entity duly organized and validly existing under the laws of the jurisdiction of its organization.
(ii) Each of the Issuers has and will have power and authority (corporate or otherwise) to execute, deliver and perform, and will have duly executed and delivered, the Indentures.
(iii) The execution, delivery and performance by each of the Issuers of each of the Indentures to which it is a party have been or will duly be authorized by all necessary action (corporate or otherwise) and do not and will not:
(A)	contravene its Memorandum and Articles of Association or other organizational documents;

(B)	except with respect to Generally Applicable Law, violate any law, rule or regulation applicable to it; or

(C)	result in any conflict with or breach of any agreement, document or instrument binding on it.
(iv) Except with respect to Generally Applicable Law, no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or (to the extent the same is required under any agreement or document binding on it) any other third party is required for the due execution, delivery or performance by the Issuers of the Indentures or, if any such authorization, approval, action, notice or filing is required, it has been or will be duly obtained, taken, given or made and is or will be in full force and effect.
          We have not independently established the validity of the foregoing assumptions.
          “Generally Applicable Law” means the federal law of the United States of America, and the law of the State of New York (including the rules or regulations promulgated thereunder or pursuant thereto), that a New York lawyer exercising customary professional diligence would reasonably be expected to recognize as being applicable to the Issuers, the Indentures or the transactions governed by the Indentures. Without limiting the generality of the foregoing definition of Generally Applicable Law, the term “Generally Applicable Law” does not include any law, rule or regulation that is applicable to the Issuers, the Indentures or the transactions governed by the Indentures solely because such law, rule or regulation is part of a regulatory regime applicable to any party to the Indentures or any of its affiliates due to the specific assets or business of such party or such affiliate.
          Based on the foregoing and upon such other investigation as we have deemed necessary and subject to the qualifications set forth below, we are of the opinion that:

     1. When (i) the registration requirements of the Securities Act have been complied with, (ii) the Company Debt Securities Indenture has been qualified under the U.S. Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), (iii) the form or forms of the Company Debt Securities and the final terms thereof have been duly approved or established by appropriate corporate action taken by the Company and in accordance with the terms of the Company Debt Securities Indenture, and (iv) the Company Debt Securities have been duly executed by the Company, authenticated by the trustee, issued and delivered against payment therefor in accordance with such corporate action and the Company Debt Securities Indenture, the Company Debt Securities will be the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Company Debt Securities Indenture.
     2. When (i) the registration requirements of the Securities Act have been complied with, (ii) the Holdings Debt Securities Indenture has been qualified under the Trust Indenture Act, (iii) the form or forms of the Holdings Debt Securities and the final terms thereof have been duly approved or established by appropriate corporate action taken by Holdings and in accordance with the terms of the Holdings Debt Securities Indenture, and (iv) the Holdings Debt Securities have been duly executed by Holdings, authenticated by the trustee, issued and delivered against payment therefor in accordance with such corporate action and the Holdings Debt Securities Indenture, the Holdings Debt Securities will be the legal, valid and binding obligations of Holdings, enforceable against Holdings in accordance with their terms and entitled to the benefits of the Holdings Debt Securities Indenture.
     3. When (i) the registration requirements of the Securities Act have been complied with, (ii) the form of the Holdings Debt Securities Guarantees have been duly approved by appropriate corporate action taken by the Company, and (iii) the Holdings Debt Securities Guarantees have been duly executed and delivered by the Company in accordance with such corporate action and the Holdings Debt Securities Indenture, the Holdings Debt Securities Guarantees will be the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.
     4. When (i) the registration requirements of the Securities Act have been complied with, (ii) the Holdings Finance Debt Securities Indenture has been qualified under the Trust Indenture Act, (iii) the form or forms of the Holdings Finance Debt Securities and the final terms thereof have been duly approved or established by appropriate corporate action taken by Holdings Finance and in accordance with the terms of the Holdings Finance Debt Securities Indenture, and (iv) the Holdings Finance Debt Securities have been duly executed by Holdings Finance, authenticated by the trustee, issued and delivered against payment therefor in accordance with such corporate action and the Holdings Finance Debt Securities Indenture, the Holdings Finance Debt Securities will be the legal, valid and binding obligations of Holdings Finance, enforceable against Holdings Finance in accordance with their terms and entitled to the benefits of the Holdings Finance Debt Securities Indenture.

     5. When (i) the registration requirements of the Securities Act have been complied with, (ii) the form of the Holdings Finance Debt Securities Guarantees have been duly approved by appropriate corporate action taken by the Company, and (iii) the Holdings Finance Debt Securities Guarantees have been duly executed and delivered by the Company in accordance with such corporate action and the Holdings Finance Debt Securities Indenture, the Holdings Finance Debt Securities Guarantees will be the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.
          Our opinions expressed above are subject to the following qualifications:
          (a) our opinions above are subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally (including without limitation all laws relating to fraudulent transfers) and (ii) possible judicial action giving effect to governmental actions or foreign laws affecting creditors’ rights;
          (b) our opinions above are also subject to the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law);
          (c) the enforcement of any rights to indemnity in the Indentures may be limited by federal and state securities laws and principles of public policy; and
          (d) our opinions above are limited to Generally Applicable Law and we do not express any opinion herein concerning any other law.
          This opinion letter is rendered to you in connection with the filing of the Registration Statement with the SEC. This opinion letter may not be relied upon by you for any other purpose without our prior written consent.
          We hereby consent to the use of this opinion as an Exhibit to the Registration Statement and to the use of our name where it appears in the Registration Statement. In giving this consent, we do not thereby concede that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.
          This opinion letter speaks only as of the date hereof. We expressly disclaim any responsibility to advise you of any development or circumstance of any kind, including any change of law or fact, that may occur after the date of this opinion letter that might affect the opinions expressed herein.

Very truly yours,
/s/ Shearman & Sterling LLP

Shearman & Sterling LLP